UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

ENERGY CONVERSION DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8403	38-1749884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Lapeer Road, Auburn Hills, MI	48326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 475-0100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

OBC Sale Agreement

On February 13, 2012, Energy Conversion Devices, Inc. (“ECD” or the “Company”) and BASF Corporation (“BASF”) entered into and consummated an Agreement and Plan of Merger (the “OBC Sale Agreement”), pursuant to which BASF acquired Ovonic Battery Company, Inc. (“OBC”), a consolidated subsidiary in which ECD has a 93.6% equity interest with the balance owned by Honda Motor Company, Ltd. (3.2%) and Sanoh Industrial Co., Ltd. (3.2%).

Under the terms of the OBC Sale Agreement, BASF acquired 100% of the issued and outstanding stock of OBC for $58.0 million in cash, subject to working capital adjustments. Of the purchase price, (a) $3.0 million will be held in escrow for a period of three years as security for certain indemnity obligations of ECD, including breaches of representations and warranties made by ECD and (b) $1.0 million will be held in escrow for a period of 30 days subject to working capital adjustments. The Company estimates that at closing the net proceeds to ECD from the transaction will be approximately $46.7 million, which reflects these escrow amounts, as well as transaction costs and the amounts paid and expected to be paid to the other shareholders of OBC. The OBC Sale Agreement contains representations and warranties and indemnification obligations customary for a transaction of this type.

Plan Support Agreement

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the Plan Support Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 1.03	Bankruptcy or Receivership.

On February 14, 2012 (the “Petition Date”), ECD and its wholly owned operating subsidiary United Solar Ovonic LLC (“USO” and together with ECD, the “Debtors”) voluntarily filed petitions for relief under the provisions of Chapter 11 (“Chapter 11”) of Title 11 of the United States Bankruptcy Code ( “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Michigan (the “Bankruptcy Court,” and such cases, the “Chapter 11 Cases”). The Chapter 11 Cases are being administered under the captions “In re Energy Conversion Devices, Inc.,” Case No. 12-43166 and “In re United Solar Ovonic LLC,” Case No. 12-43167. The Debtors remain in possession of their assets and continue to operate their business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. Current cash is anticipated to be sufficient for expected operations during the Chapter 11 proceeding, and therefore ECD is not expected to require third-party debtor-in-possession financing.

Also on the Petition Date, Solar Integrated Technologies, Inc. (“SIT”), a U.S.-based wholly owned subsidiary of ECD, voluntarily filed a petition for relief under Chapter 7 of Title 11 of the Bankruptcy Code in the Bankruptcy Court in a separate proceeding (the “SIT Case”). As a result of this filing, SIT and its European subsidiary, Solar Integrated Technologies GmbH, will continue to operate, though separately from ECD and USO, during the disposition of the SIT Case. The SIT Case is being administered under the caption “In re Solar Integrated Technologies, Inc.,” Case No. 12-43169.

Plan Support Agreement

On February 14, 2012, the Company entered into a Plan Support Agreement (the “Plan Support Agreement”) with the holders of approximately 70% of the ECD’s $263.2 million in outstanding 3.0% Convertible Senior Notes due 2013 (the “Notes” and such holders, the “Supporting Noteholders”). Pursuant to the Plan Support Agreement, the Supporting Noteholders agreed to take all necessary steps to support the financial restructuring of the Company, pursuant to the filing by the Company of the Chapter 11 Cases.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the OBC Sale Agreement (as defined above) is incorporated by reference into this Item 2.01.

Item 2.02	Results of Operations and Financial Condition.

On February 14, 2012, ECD issued a press release that includes certain previously unannounced consolidated financial results for the fiscal quarter ended December 31, 2011. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default with respect to the Company’s Indenture, dated as of June 24, 2008, between the Company and The Bank of New York Trust Company, N.A., as Trustee, as supplemented with respect to the Notes. However, the Company has entered into the Plan Support Agreement with the Supporting Noteholders thereby obtaining support of the holders of a substantial majority of the Notes to such action. The commencement of the Chapter 11 Cases also constitutes an event of default with respect to the Letter of Credit Agreement dated as of September 29, 2010, among United Solar Ovonic Corporation, United Solar Ovonic LLC and JPMorgan Chase Bank, N.A., as amended, under which there are outstanding letters of credit which totaled approximately $5.68 million.

Item 7.01.	Regulation FD Disclosure.

The press release referred to in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information:

The Company is currently unable to prepare meaningful pro forma financial information reflecting the transaction described in Item 2.01 of this report without incurring unreasonable effort or expense within the meaning of Rule 12b-21 under the Securities Exchange Act of 1934, as amended.

(d)	Exhibits:

99.1	Press release, dated February 14, 2012, issued by Energy Conversion Devices, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

	By:	/s/ Jay B. Knoll
		Name:	Jay B. Knoll
		Title:	Executive Vice President and Chief Restructuring Officer

Date: February 14, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 14, 2012, issued by Energy Conversion Devices, Inc.